EXHIBIT 8.1 SUBSIDIARIES OF TRITON INTERNATIONAL LIMITED As of December 31, 2024 Name* Jurisdiction Triton Container International Limited Bermuda Triton Container International, Incorporated of North America California TAL International Group, Inc. Delaware TAL International Container Corporation Delaware TAL Advantage VII LLC Delaware Triton International Finance LLC Delaware TIF Funding LLC Delaware TIF Funding II LLC Delaware TIF Funding III LLC Delaware Triton Container Finance VIII LLC Delaware Triton International Australia Pty Limited Australia Triton International Container BV Belgium Triton Container Sul Americana - Transporte e Comércio Ltda. Brazil Triton Container International GmbH Germany Triton Limited Hong Kong Tristar Container Services (Asia) Private Limited** India Triton International Japan Limited Japan Triton Container (S) Pte Ltd Singapore Triton Container South Africa (Pty) Ltd*** South Africa ICS Terminals (UK) Limited United Kingdom Triton Container UK Limited United Kingdom * All entities are directly or indirectly 100% owned by Triton International Limited unless otherwise noted ** Operates as a joint venture: 50% owned by Triton Container International Limited and 50% owned by Marine Container Services (India) Private Limited *** In Liquidation